Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-197114 on Form S-8 of First Bancorp of our report dated June 17, 2026 appearing in this Annual Report on Form 11-K of the First Bancorp Employees’ 401(k) Savings Plan for the year ended December 31, 2025.

/s/ Crowe LLP

New York, New York

June 17, 2026